HOMETOWN AUTO RETAILERS, INC.
                     c/o MORSE, ZELNICK, ROSE & LANDER, LLP
                                 450 Park Avenue
                               New York, NY 10022

                                                                  August 14,1997

Bay State Lincoln Mercury
571 Worcester Road
Framingham, MA 01701
Attention: James Langway, President

Gentlemen:

      This will set forth the agreement under which Hometown Auto Retailers, Inc., ("Purchaser") will purchase, or obtain rights to use, substantially all of the business and assets owned or used by Leominster Lincoln Mercury, Inc. ("Seller") in the conduct of its dealership business (the "Business"), other than cash, receivables and inventories of used vehicles (the "Acquired Assets").

      1. The Acquired Assets shall include, without limitation, (a) all equipment, tools, signage, supplies, inventories, (except used vehicles), software, manuals, product brochures, business methods and procedures, trade names, vehicle franchises and furniture and fixtures, (b) the customer list of the Business, and (c) all of Seller's rights under contracts wherein Seller has agreed to provide to any third party products or services or under which any third party provides products, services, financing or equipment to Seller, including each vehicle manufacturer whose new vehicles are, or at the closing will be, sold or leased by Seller (the "Assumed Contracts").

      2. The purchase price for the Acquired Assets, payable in cash at Closing, shall be $3.0 million.

      3. The Purchaser shall assume all liabilities and obligations of Seller under the Assumed Contracts arising from and after the closing of the transaction contemplated hereby (the "Closing") including Seller's obligations under its "floor planning" finance agreements with respect to all new vehicles in inventory at the Closing and Seller shall assign to Purchaser all refunds or rebates from the manufacturers with respect to such vehicles. Purchaser may elect to assume any unpaid liabilities prior to the closing and adjust same against the purchase price payable at Closing. Purchaser shall also assume all continuing obligations of Seller to those employees of the business hired by purchaser; provided that all compensation, fees or commissions, the cost of any applicable employee benefit plans and accrued sick leave and vacation pay shall be adjusted at Closing.

      4. Purchaser and the landlord (an entity controlled by Seller's Shareholders) will enter into a new lease for a five-year term commencing on the Closing, at a monthly rental of $30,000. The lease will provide that purchaser shall have two renewal options each for an additional five-year term at a rental of $35,000 per year. The lease shall also provide that, in the event of a default by tenant in the payment of rent, not cured for a period of 60 days after notice from the landlord, landlord shall have the right to elect to reacquire the franchise from Purchaser for the sum of $1.00 in lieu of other remedies and damages provided for in the lease or under applicable law.

      5. Seller and its Shareholders (who have signed this agreement at the foot hereof) represent and warrant that Seller at the date hereof and at the Closing
(i) has duly authorized the transaction contemplated hereby; (ii) operates its business, uses its assets and occupies its properties in compliance with all material applicable laws, ordinances, rules or regulations, and that Seller has received no notice of violation of any of the foregoing; (iii) has obtained all necessary licenses and permits, which will be available to Purchaser upon the consummation of the transaction; (iv) has filed all required federal and state income tax returns and that there is no material liability for past income taxes and (v) has delivered to Purchaser unaudited financial statements for the years ended December 31, and 1996 and the six months ended June 30, 1997 which fairly present the results of operation and the financial position of Seller as at and for the periods therein presented in accordance with generally accepted accounting principles, consistently applied. The representations and warranties contained herein shall survive the Closing.

      6. The obligations of each party at Closing are subject to (a) the closing of an initial public offering (the "IPO") by Purchaser (b) the receipt of all third party consents required to transfer assets, assign leases or otherwise consummate the transaction, including consents from each manufacturer whose vehicles are being offered for sale or lease by Seller now or at the Closing and
(c) the performance by the other party of all obligations to be performed at or prior to Closing. Each of us will use our best efforts to obtain all material third-party consents

      The obligations of Purchaser are also subject to (a) a review of Seller's business and prospects confirming that there has been no material adverse change to Seller's business or business prospects. (b) the execution by the landlord of the lease for the Business' premises contemplated hereby; (c) a review of audited financial statements for Seller showing income before income taxes for l996 of at least $1.3 million, after adjustment to add back any salary or bonuses to Langway exceeding $300,000 and (d) compliance with bulk sales laws or other assurance that Purchaser has no liability for Seller's obligations other than those specifically assumed hereunder.

      7. The Closing shall be held simultaneously with the closing of the IPO. Pending the Closing the business of Seller shall be operated only in the ordinary course and Seller shall make or enter into no extraordinary transactions nor dispose of any material assets, except as contemplated herein or take any other steps that are not in the ordinary course of business and consistent with past practices without the advance written approval of Purchaser. At its option either party may terminate this agreement if the Closing has not occurred by December 31, l997.

      8. Until Closing the Seller and Purchaser will make available to the other all information which may be reasonably requested in connection with the transaction.

      9. Until Closing Seller will not, directly or indirectly, solicit, initiate or engage in any discussions with any person (other than the Purchaser) relating to the sale of all or any part of the Business.

      10. Each of the parties shall be responsible for its own counsel, accounting and professional fees and expenses incurred in connection with this agreement and the transactions contemplated hereby, except that the costs of preparing audited financial statements for Seller, as required under the rules of the Securities and Exchange Commission, shall be borne by Purchaser. Seller and its Shareholder shall cooperate with Purchaser and its auditors in the preparation of such financial statements.

      11. At its option Purchaser may purchase the Acquired Assets through a wholly-owned subsidiary and may effect the transaction through the merger of such subsidiary with Seller following the transfer of all assets not included in the Acquired Assets. If a subsidiary is used, then all of its obligations are hereby guaranteed by Purchaser.

                                    Hometown  Auto Retailers, Inc.


                                    by: /s/ Stephen A. Zelnick
                                       --------------------------------------
                                          Stephen A. Zelnick, V.P.

Accepted and agreed to
this 14th day of August, 1997


Bay State Lincoln Mercury, Inc.


by: /s/ James Langway, President
   -------------------------------
      James Langway, President

                              SHAREHOLDERS CONSENT

      The undersigned,, being the holders of all of Seller's outstanding shares, hereby consent to the transaction with Purchaser provided for herein and joins in the representation and warranties set forth in Section 5 above.


                                          /s/ James Langway
                                    -----------------------------
                                              James Langway


                                        /s/ Arthur S. McCarthy
                                    -----------------------------
                                            Arthur S. McCarthy



                                    -----------------------------

                          Hometown Auto Retailers, Inc.
                     c/o Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                              New York, N.Y. 10022
                                 (212) 838-1177

                                                                October 31, 1997

Leominster Lincoln Mercury, Inc.
571 Worcester Road
Framingham, MA 01701
Attention: James Langway, President

Gentlemen:

      Hometown Auto Retailers, Inc. ("Purchaser") is party to an acquisition agreement with Leominster Lincoln Mercury, Inc. ("Seller") dated August 14, 1997 (the "Agreement"). Except as otherwise herein provided, the terms herein shall be defined as under the Agreement.

      The Agreement is hereby amended as follows:

      2. The last sentence of Section 7 of the Agreement is modified by deleting the date "December 31, 1997" and substituting in its place "May 31, 1998".

      In consideration hereof, the Purchaser agrees to advance to the Seller the sum of $50,000 within 10 days after Purchaser receives a copy of this amendment signed by the Seller and Seller's shareholders. This advance will be non-refundable but will be credited against the purchase price for the Acquired Assets payable at Closing.

      The Agreement, as modified by this amendment, is hereby ratified and reaffirmed.

                                                Very truly yours,
                                                Hometown Auto Retailers, Inc.


                                                By: /s/ Howard L. Morse
                                                   -----------------------------
                                                     Howard L. Morse,
                                                     Vice President

Accepted and Agreed to this
1st day of November, 1997


Leominster Lincoln Mercury, Inc.


By: /s/ James F. Langway   Pres.
   -------------------------------
    James Langway, President

Shareholders Consent:


/s/ James F. Langway
----------------------------------
     James Langway


/s/ Arthur McCarthy
----------------------------------
    Arthur McCarthy

                          Hometown Auto Retailers, Inc.
                     c/o Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                              New York, N.Y. 10022
                                 (212) 838-1177

                                                                  April 14, 1998

Leominster Lincoln Mercury, Inc.
571 Worcester Road
Framingham, MA 01701
Attention: James Langway, President

Gentlemen:

      Hometown Auto Retailers, Inc. ("Purchaser") is party to an acquisition agreement with Leominster Lincoln Mercury, Inc. ("Seller") dated August 14, 1997 (the "Agreement"). By an amendment dated October 31, 1997, the last sentence of
Section 7 of the Agreement was modified by deleting the date "December 31, 1997" and substituting in its place "May 31, 1998".

      Except as otherwise herein provided, the terms herein shall be defined as under the Agreement.

      The Agreement is hereby amended as follows:

            1. The last sentence of Section 7 of the Agreement is modified by deleting the date "May 31, 1998" and substituting in its place "July 15, 1998".

            The Agreement, as modified by this amendment, is hereby ratified and reaffirmed.

                                                Very truly yours,
                                                Hometown Auto Retailers, Inc.


                                                By: /s/ Stephen A. Zelnick
                                                   -----------------------------
                                                     Stephen A. Zelnick,
                                                     Vice President

Accepted and Agreed to this
27 day of April, 1998

Leominster Lincoln Mercury, Inc.


By: /s/ James F. Langway
   ------------------------------
    James Langway, President

Shareholders Consent:


/s/ James F. Langway
---------------------------------
     James Langway


/s/ Arthur McCarthy
---------------------------------
    Arthur McCarthy